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Exhibit 5.2

Of Counsel
The Right Honourable Pierre Elliott Trudeau, P.C., C.C., C.H., Q.C., FRSC (1984 - 2000)
The Right Honourable Jean Chrétien, P.C., C.C., O.M., Q.C.
The Honourable Donald J. Johnston, P.C., O.C., Q.C.
Pierre Marc Johnson, G.O.Q., FRSC
The Honourable Michel Bastarache
The Honourable René Dussault, FRSC
The Honourable John W. Morden
Peter M. Blaikie, Q.C.
André Bureau, O.C.

        We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Sprott Physical Gold Trust on September 28, 2012, as such may thereafter be amended or supplemented, and in the base prospectus contained therein, under the caption "Legal Matters". In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act 1933, as amended.

(Signed) "Heenan Blaikie LLP"

Toronto, Canada
September 28, 2012

Bay Adelaide Centre
333 Bay Street, Suite 2900
P.O. Box 2900
Toronto, Ontario
Canada M5H 2T4

heenanblaikie.com

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  Exhibit 5.2